Exhibit 10.41

Important Note for AXA Financial Participants: The following sets forth the general rules of the 2014 International Performance Shares Plan. In certain cases, these rules have been modified for AXA Financial participants. For an explanation of the rules that are specific to AXA Financial participants, see the “Addendum for AXA Financial Participants” starting after page 11 of this document.

REGLEMENT DU PLAN INTERNATIONAL DE PERFORMANCE SHARES 2015

19 JUIN 2015

RULES OF THE 2015 INTERNATIONAL PERFORMANCE SHARES PLAN

JUNE 19, 2015

Le présent règlement est destiné à fixer des règles communes aux attributions de Performance Shares intervenues ce jour, soit en date du 19 juin 2015, dans le cadre du Plan International de Performance Shares 2015 (le « Plan »).

The purpose of these rules is to establish the common terms and conditions for the attribution of Performance Shares granted this day, on June 19, 2015, under the 2015 International Performance Shares Plan (the “Plan”).

L’action AXA est cotée à la Bourse de Paris (Euronext Paris – Compartiment A) sous le symbole « CS » (ISIN FR0000120628 – Bloomberg : CS FP – Reuters : AXAF.PA). Aux Etats-Unis, les American Depositary Shares (ADS) d’AXA sont négociées sur la plateforme OTCQX sous le symbole AXAHY.

The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISIN FR 0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA’s American Depositary Shares are also quoted on the OTCQX platform under the ticker symbol AXAHY.

1.	BENEFICIAIRES / BENEFICIARIES

Chaque bénéficiaire se voit initialement attribuer gratuitement avec effet au 19 juin 2015 (la « Date d’Attribution Initiale ») un certain nombre de Performance Shares qui lui confèrent le droit de recevoir à la Date de Règlement, tel que ce terme est défini ci-après, un certain nombre d’actions AXA déterminé en fonction du niveau d’atteinte d’objectifs de performance définis par AXA.

Each beneficiary is initially granted, for free, with effect as of June 19, 2015 (the “Grant Date”), a certain number of Performance Shares. Beneficiaries of Performance Shares have the right to acquire at the Settlement Date, as this term is defined hereafter, a certain number of AXA shares based on the achievement of performance criteria defined by AXA.

Un courrier individualisé sera remis aux bénéficiaires du Plan International de Performance Shares 2015 (les « Bénéficiaires ») pour les en informer et porter à leur connaissance le présent règlement ainsi que pour leur préciser le nombre de Performance Shares qui leur sont initialement attribuées.

A letter will be issued to notify beneficiaries of the 2015 International Performance Shares Plan (the “Beneficiaries”) of these rules as well as of the number of Performance Shares they have been initially granted.

Il est rappelé que les plans d’attribution de performance shares d’AXA sont mis en oeuvre à l’entière discrétion d’AXA, et que l’attribution de Performance Shares au titre du présent Plan ne confère aux Bénéficiaires aucun droit sur les plans d’attribution de performance shares futurs.

It is reminded that the performance shares plans of AXA are implemented at the sole discretion of AXA and, as a consequence, the grant of performance shares under this Plan does not result in any acquired right for future performance shares plans for the Beneficiaries.

2.	PERIODE DE PERFORMANCE / PERFORMANCE PERIOD

Pour les besoins du présent règlement, la « Période de Performance » désigne la période de temps pendant laquelle est mesuré le niveau de réalisation des objectifs de performance décrits à la section 3 ci-après, elle est d’une durée de trois (3) exercices (1er janvier 2015 / 31 décembre 2017).

For the purpose of these rules, the “Performance Period” shall mean the period of time during which the level of achievement of the performance objectives defined in section 3 hereinafter is assessed. This period of time is of three (3) fiscal years (January 1, 2015 / December 31, 2017).

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

3.	OBJECTIFS DE PERFORMANCE / PERFORMANCE TARGETS

Dans le cadre du présent Plan International de Performance Shares 2015, la livraison des actions AXA auxquelles donnent droit les Performance Shares, n’interviendra, en tout ou partie, au profit de leur Bénéficiaire qu’en fonction de la réalisation d’objectifs de performance collectifs définis ci-après.

Sur la Période de Performance et sous réserve des éventuelles contraintes règlementaires localement applicables, les objectifs de performance sont basés sur :

•	la performance du Groupe AXA pour 1/3 ; et

•	la performance du périmètre de performance auquel appartient le Bénéficiaire qui peut, selon le cas, être constitué d’une entité, d’une business unit et/ou d’une région, pour 2/3.

For the purpose of this 2015 International Performance Shares Plan, the final delivery to Beneficiaries, in whole or in part, of AXA shares resulting from the Performance Shares, will depend on the achievement of collective performance targets defined hereafter.

Subject to compliance with local regulations, the performance targets over the Performance Period are based on:

•	AXA Group performance for one third; and

•	the performance of the “performance perimeter” to which the Beneficiary belongs, which might, as the case may be, consist of an entity, a business unit and/or a region, for the remaining two thirds.

AXA approuve lors de l’attribution initiale des Performance Shares les critères et les objectifs chiffrés retenus pour mesurer la performance du Groupe AXA et la performance du périmètre de performance de chaque Bénéficiaire. Les critères de performance sont choisis parmi ceux utilisés pour mesurer la performance du Groupe AXA et de ses entités, business units et/ou régions. AXA peut être amené à revoir les objectifs initialement fixés, notamment dans l’hypothèse d’une modification du périmètre du Groupe AXA ou d’une entité, business unit ou région de celui-ci, ou plus généralement de tout autre événement ayant un impact sur les critères et objectifs chiffrés initialement retenus.

AXA approves at the time of the initial grant of the Performance Shares the relevant criteria and targets which measure the performance of the AXA Group and that of the performance perimeter of each Beneficiary. The performance criteria are chosen among those used each year to measure the performance of the AXA Group and of each entity, business unit and/or region. AXA may review initial targets, in particular in the case of a modification to the scope of the AXA Group or its entities, business units or regions, or, more generally, of any other event which may impact the initial criteria and targets.

4.	MESURE DE LA PERFORMANCE / PERFORMANCE MEASURES

Le taux d’atteinte des objectifs de performance, tel qu’apprécié par AXA à l’issue de la Période de Performance, permet d’établir un taux de conversion (ci-après le « Taux de Conversion des Performance Shares »). Le Taux de Conversion des Performance Shares sert à déterminer le nombre d’actions AXA qui seront livrées au Bénéficiaire à la Date de Règlement. Le Taux de Conversion des Performance Shares sera déterminé en fonction du taux d’atteinte des objectifs de performance correspondant comme indiqué dans le tableau ci-après.

•	pour la performance du Groupe AXA (pondération 1/3) :

Taux d’atteinte des objectifs de performance	Taux de performance retenu
≥ 130%	1,3
100%	1
65%	0,65
< 65%	0

•	pour la performance du périmètre de performance auquel appartient le bénéficiaire (pondération 2/3) :

Taux d’atteinte des objectifs de performance	Taux de performance retenu
≥ 130%	1,3
100%	1
60%	0,6
< 60%	0

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

•	Le Taux de Conversion des Performance Shares :

Taux de performance retenu au global	Taux de Conversion des Performance Shares
≥ 130%	1,3
100%	1
0%	0

The rate of achievement of the performance targets as assessed by AXA at the end of the Performance Period is used to determine the number of AXA shares acquired in respect of the Performance Shares (the “Performance Shares Conversion Rate”).The Performance Shares Conversion Rate shall be determined as indicated in the table below, according to the rate of performance target achievement:

•	for the AXA Group performance (weight 1/3):

Rate of achievement of performance targets	Performance Rate
≥ 130%	1.3
100%	1
65%	0.65
< 65%	0

•	for the performance perimeter to which the beneficiary belongs to (weight 2/3):

Rate of achievement of performance targets	Performance Rate
≥ 130%	1.3
100%	1
60%	0.6
< 60%	0

•	The Performance Shares Conversion Rate:

Rate of global performance	Performance Shares Conversion Rate
≥ 130%	1.3
100%	1
0%	0

Si le taux de performance retenu au global se situe entre 0 % et 130%, le Taux de Conversion des Performance Shares sera déterminé par le coefficient correspondant au pourcentage appliqué. Par exemple, pour un taux d’atteinte des objectifs de performance de 120%, le Taux de Conversion des Performance Shares correspondant sera égal à 1,2 ; pour un taux d’atteinte des objectifs de performance de 90%, le Taux de Conversion des Performance Shares correspondant sera égal à 0,9.

For a global performance rate between 0% and 130%, the Performance Shares Conversion Rate will be determined. For example, for a rate of performance target achievement equal to 120%, the Performance Shares Conversion Rate will be 1.2; for a rate of performance target achievement equal to 90%, the corresponding Performance Shares Conversion Rate will be 0.9.

Le Taux de Conversion des Performance Shares est égale à la moyenne pondérée du taux de performance retenu au titre de la performance Groupe (avec une pondération de 1/3) et du taux de performance retenu au titre de la performance du périmètre de performance du Bénéficiaire (avec une pondération de 2/3).

The Performance Shares Conversion Rate is equal to the weighted average of the Performance Rate for the Group (for one third) and for the performance perimeter of the Beneficiary (for two thirds).

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

Le nombre de Performance Shares réellement attribuées au Bénéficiaire sera égal au nombre de Performance Shares initialement attribuées multiplié par le Taux de Conversion des Performance Shares sur la Période de Performance. A titre d’illustration, un Bénéficiaire pour lequel le taux d’atteinte des objectifs de performance est de 120 % aura un Taux de Conversion des Performance Shares de 1,2 et le nombre de Performance Shares qui lui seront réellement attribuées sera égal au nombre de Performance Shares qui lui auront été attribuées initialement multiplié par 1,2. Lorsque le nombre d’actions ainsi obtenu n’est pas un nombre entier, le nombre de Performance Shares réellement attribuées définitivement acquises sera égal au nombre entier le plus proche.

The number of Performance Shares definitively vested by a Beneficiary will be equal to the number of Performance Shares initially granted, multiplied by the Performance Shares Conversion Rate for the Performance Period. For example, if the Performance Shares Conversion Rate of a Beneficiary is 120%, he/she will definitively vest a number of Performance Shares equal of the number of Performance Shares initially granted, multiplied by 1.2. In the event this number is not a whole number, the number of Performance Shares definitively vested that will be delivered to him or her will be equal to the closest whole number.

Les Bénéficiaires sont informés à l’issue de la Période de Performance du Taux de Conversion des Performance Shares qui leur est applicable au titre de la Période de Performance.

Beneficiaries are informed after the end of the Performance Period of his/her Performance Shares Conversion Rate for the Performance Period.

Dans l’hypothèse où aucun dividende ne serait proposé par le Conseil d’Administration aux actionnaires de la société AXA SA au titre des exercices de la période de performance (2015 et/ou 2016 et/ou 2017) (versés respectivement en 2016, 2017 et 2018), le Taux de Conversion des Performance Shares tel que déterminé conformément aux dispositions qui précédent sera divisé par deux.

In the event no dividend would be proposed for payment by the Board of Directors to the shareholders of AXA SA for the fiscal years 2015 and/or 2016 and/or 2017 (paid out respectively in 2016, 2017 and 2018), the Performance Shares Conversion Rate as determined in accordance with the above provisions will be divided by two.

5.	REGLEMENT / SETTLEMENT

La livraison d’actions AXA en règlement des Performance Shares réellement attribuées interviendra à compter de la « Date de Règlement », celle-ci se définissant comme le 19 juin 2019 ou si cette date n’est pas un jour ouvré, le premier jour ouvré suivant.

The delivery of AXA shares in settlement of the Performance Shares will be made from the « Settlement Date », i.e. on June 19, 2019, or if this date is not a business day, the following business day.

Le nombre d’actions AXA livrées sera égal au nombre de Performance Shares réellement attribuées.

The number of acquired AXA shares will be equal to the number of Performance Shares definitively vested.

Les actions seront livrées par l’entité du Groupe employant le Bénéficiaire à la Date de Règlement, ou par toute entité à laquelle ladite livraison aurait été déléguée. L’acquisition de ces actions pourra donner lieu à cotisations sociales et/ou à l’impôt sur le revenu au même titre qu’une rémunération selon les règles applicables dans le pays de résidence du Bénéficiaire au moment du règlement, et dans les autres pays dans lesquels il a pu être résident à la Date d’Attribution Initiale ou après.

The shares will be delivered by the entity of the Group that employs the Beneficiary on the Settlement Date, or by any entity which received a delegation to act on behalf of the employing entity. The acquisition of shares may be subject to social security contributions and/or income tax in the same manner as salary income in accordance with the applicable rules in the country where the Beneficiary is a resident at the time of settlement, and in other countries in which he may have resided from and after the Grant Date.

En cas d’impossibilité juridique, fiscale ou autre, pour l’entité employant le Bénéficiaire à la « Date de Règlement » de livrer des actions AXA, les Performance Shares feront l’objet d’un paiement en numéraire dans la devise de l’entité sur la base (1) d’une valorisation de chaque Performance Share réellement attribuée égale à la moyenne des cours de clôture de l’action AXA sur le marché Euronext Paris durant les 20 dernières séances de Bourse précédant immédiatement la « Date de Règlement » et (2) du taux de change tel que publié par la Banque Centrale Européenne (ou, à défaut, une institution équivalente) lors du dernier jour de cotation précédant la « Date de Règlement ». Ce paiement se fera net d’impôts et de charges salariales devants être retenus par l’employeur.

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

Should it be impossible for legal or tax reasons, for the entity of the Group that employs the Beneficiary on the “Settlement Date”, to deliver the AXA shares, the Performance Shares will be settled in cash in local currency based on (1) the valuation of each Performance Share definitively vested as an amount equal to the average closing price of the AXA stock on the Paris Stock Exchange (Euronext Paris) over the twenty trading days prior to the “Settlement Date” and (2) the exchange rate as published by the European Central Bank (or, in the absence thereof, an equivalent institution) on the last trading day prior to the “Settlement Date”. This payment will be made net of taxes and employee social charges required to be withheld by the employer.

6.	REGLES APPLICABLES EN CAS DE TRANSFERT AU SEIN DU GROUPE AXA / RULES IN CASE OF TRANSFER WITHIN THE AXA GROUP

Pour les besoins du présent Plan, le « Groupe AXA » désigne les sociétés ou groupements d’intérêt économique dont 10 % au moins du capital ou des droits de vote sont détenus, directement ou indirectement, par la société AXA SA, (société mère du Groupe AXA) ou qui détiennent, directement ou indirectement, au moins 10 % du capital ou des droits de vote d’AXA SA.

For the purposes of this Plan, the “AXA Group” shall mean the companies or economic interest groups of which at least 10% of the capital or voting rights are held, directly or indirectly, by AXA SA (parent company of the AXA Group) or which hold, directly or indirectly, at least 10% of the capital or the voting rights of AXA SA.

Lorsque, durant la Période de Performance, un Bénéficiaire est transféré d’une entité du Groupe AXA à une autre entité du Groupe AXA, la règle suivante s’applique :

•	si le transfert intervient avant le 1er juillet de la seconde année de la Période de Performance, seule la performance de la nouvelle entité est prise en compte pour déterminer le Taux de Conversion des Performance Shares ;

•	si le transfert intervient à compter du 1er juillet de la seconde année de la Période de Performance, seule la performance de l’entité précédente est prise en compte pour déterminer le Taux de Conversion des Performance Shares.

If, during the Performance Period, a Beneficiary is transferred from one entity of the AXA Group to another entity of the AXA Group, the following rule shall apply:

•	if the transfer occurs before July 1st of the second year of the Performance Period, only the new entity’s performance is taken into account for the purpose of determining the Performance Shares Conversion Rate;

•	if the transfer occurs as from July 1st of the second year of the Performance Period, only the previous entity’s performance is taken into account for the purpose of determining the Performance Shares Conversion Rate.

7.	CONDITION DE PRESENCE ET ACQUISITION DEFINITIVE DES ACTIONS / CONTINUED EMPLOYMENT AND FINAL VESTING AND DELIVERY OF THE SHARES

Sous réserve de l’atteinte des objectifs de performance stipulés ci-avant, les Performance Shares attribuées à chaque Bénéficiaire ne peuvent donner droit de recevoir des actions AXA à la Date de Règlement, que si le Bénéficiaire est toujours salarié ou dirigeant mandataire social d’une entité du Groupe AXA à la Date de Règlement et sous réserve des exceptions figurant à la section 8 ci-après.

Subject to the achievement of performance targets described above, the Performance Shares granted to each Beneficiary can be converted in AXA shares at the Settlement Date, only if the Beneficiary is still employed or is a corporate officer of an AXA Group entity at Settlement Date, or if one of the exceptions described in section 8 hereafter is applicable.

Il est précisé que les Performance Shares ne confèrent à leurs Bénéficiaires aucun des droits que la loi française attache à la qualité d’actionnaire. En revanche, passé la Date de Règlement, les Bénéficiaires jouissent, au titre des actions AXA reçues en règlement des Performance Shares réellement attribuées, de tous les droits attachés à la qualité d’actionnaire de la Société (droit au paiement du dividende, droit de vote en Assemblée Générale…).

For the sake of clarity, the Performance Shares do not give Beneficiaries shareholder’s rights. However, after the Settlement Date, the AXA shares, delivered in settlement of the Performance Shares, allow Beneficiaries to benefit from all shareholders rights (payment of dividends, voting rights at the General Meeting of shareholders…).

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

Les actions livrées en règlement des Performance Shares réellement attribuées seront inscrites dans un comptetitres en nominatif administré ouvert au nom du Bénéficiaire dans les livres du teneur de comptes désigné par la Société, dont les frais de gestion sont pris en charge par AXA jusqu’à décision contraire de la Société, et le Bénéficiaire peut disposer librement des actions.

AXA shares that are definitively vested and delivered in settlement of the Performance Shares will be registered on a securities bank account opened in the name of the Beneficiary with a custodian designated by the Company. The fees of this custodian will be borne by AXA, until the Company decides otherwise, and the Beneficiary may freely dispose of the shares.

8.	REGLES APPLICABLES EN CAS DE CESSATION DES RELATIONS PROFESSIONNELLES AVEC LE GROUPE AXA AVANT LA DATE DE REGLEMENT / RULES IN CASE OF DEPARTURE FROM THE AXA GROUP BEFORE THE SETTLEMENT DATE

D’une manière générale, en cas de cessation des relations professionnelles d’un Bénéficiaire avec le Groupe AXA avant la Date de Règlement, les Performance Shares de ce dernier et le droit qui en résulte de recevoir des actions de la Société sont perdus à la date du dernier jour d’activité du Bénéficiaire dans une entité du Groupe AXA, sauf décision contraire expresse d’AXA et sauf exceptions expressément prévues par la présente section 8.

Pour les besoins du présent Plan International de Performance Shares 2015, le départ du Groupe AXA doit s’entendre comme le fait de ne plus être salarié ou mandataire social d’une entité quelconque du Groupe AXA.

As a general rule, termination of the professional relationships of a Beneficiary with the AXA Group before the Settlement Date, the Beneficiary loses his/her Performance Shares and the right to receive AXA shares, with effect on the last day the Beneficiary is working in an AXA Group entity, unless AXA decides otherwise or unless otherwise provided under this section 8.

For the purpose of this 2015 International Performance Shares Plan, “termination of the professional relationships of a Beneficiary with the AXA Group” means that a Beneficiary is no longer an employee or a corporate officer of any entity of the AXA Group.

8.1 Décès avant la Date de Règlement / Death before the Settlement Date

En cas de décès d’un Bénéficiaire avant la Date de Règlement, ses héritiers peuvent, dans un délai de six (6) mois à compter de la date du décès, demander à recevoir les actions auxquelles donnent droit les Performance Shares attribuées au Bénéficiaire sous réserve des dispositions de la présente section.

Le nombre de Performance Shares qui seront réglées aux héritiers sera calculé sur la base d’un Taux de Conversion des Performance Shares égal à 1,3 si le décès intervient durant la Période de Performance, et sur la base du Taux de Conversion des Performance Shares effectivement constaté si le décès intervient entre la fin de la Période de Performance et la Date de Règlement.

In case of a Beneficiary’s death before the Settlement Date, his/her heirs may, within a six (6)-month period after the date of death, request to be delivered the shares corresponding to the Performance Shares granted to the Beneficiary, subject to the provisions of this section.

The number of Performance Shares that will be settled to the heirs will be calculated based on a Performance Shares Conversion Rate equal to 1.3 if the death occurs during the Performance Period, or based on the actual Performance Shares Conversion Rate if the death occurs between the end of the Performance Period and the Settlement Date.

8.2 Invalidité avant la Date de Règlement / Disability before the Settlement Date

En cas de classement en invalidité d’un Bénéficiaire, ce dernier peut demander à recevoir immédiatement les actions auxquelles donnent droit les Performance Shares qui lui ont été attribuées sous réserve des dispositions de la présente section.

In case of disability of a Beneficiary, the shares to which the Performance Shares give a claim may be delivered to the Beneficiary in accordance with the provisions of this section.

Le nombre de Performance Shares qui seront réglées au Bénéficiaire sera calculé sur la base d’un Taux de Conversion des Performance Shares égal à 1,3 si le classement en invalidité intervient durant la Période de Performance, et sur la base du Taux de Conversion des Performance Shares effectivement constaté si le classement intervient entre la fin de la Période de Performance et la Date de Règlement.

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

The number of Performance Shares that will be settled to the Beneficiary will be calculated based on a Performance Shares Conversion Rate equal to 1.3 if the disability occurs during the Performance Period, or based on the actual Performance Shares Conversion Rate if the disability occurs between the end of the Performance Period and the Settlement Date.

8.3 Départ en retraite ou pré-retraite / Retirement or pre-retirement

En cas de départ en retraite ou pré-retraite avant la Date de Règlement, le Bénéficiaire conserve le bénéfice des Performance Shares qui lui ont été attribuées.

Pour les seuls besoins du calcul du Taux de Conversion des Performance Shares, le Bénéficiaire sera réputé être toujours salarié ou mandataire social éligible de la dernière entité, business unit ou région du Groupe AXA dans laquelle il a exercé ses fonctions préalablement à son départ en retraite ou pré-retraite.

In case of retirement or pre-retirement before the Settlement Date, the Beneficiary keeps the Performance Shares that were granted to him/her.

For the sole purpose of determining the applicable Performance Shares Conversion Rate, the Beneficiary will deem to be still an employee or an eligible corporate officer of the last AXA Group entity, business unit or region in which he/she was employed before his/her retirement or pre-retirement.

8.4 Cession de l’employeur par AXA / Divestiture of the employer by AXA

Si une société ou un groupement (ci-après une « Entité ») cesse, avant la Date de Règlement, de faire partie du Groupe AXA tel que défini ci-avant, le Bénéficiaire employé ou mandataire social éligible de cette Entité perd ses Performance Shares sans droit de dédommagement, et en conséquence le droit de recevoir des actions AXA à la Date de Règlement, à compter de la date à laquelle l’Entité concernée cesse d’être une Entité du Groupe AXA, sous réserve toutefois qu’AXA en décide autrement.

In the event that a company or an organisation (an “Entity”) does not belong anymore, before the Settlement Date, to the AXA Group within the meaning above, the Beneficiary who is an employee or an eligible corporate officer of this Entity shall lose his/her Performance Shares without any right to indemnity, and as a consequence the right to receive AXA shares at the Settlement Date, as of the date the Entity is no longer an entity of the AXA Group, unless AXA decides otherwise.

De la même façon, si, à un moment quelconque avant la Date de Règlement, une Entité du Groupe AXA vient à céder au profit d’un tiers au Groupe AXA une de ses activités ou une de ses unités opérationnelles (y compris dans le cadre d’une opération d’externalisation), les Bénéficiaires affectés à l’exercice de ces activités ou rattachés à ces unités opérationnelles et transférés avec elles perdent leurs Performance Shares sans droit de dédommagement, et en conséquence le droit de recevoir des actions AXA à la Date de Règlement, à compter du jour de la réalisation de la cession, sous réserve toutefois qu’AXA en décide autrement.

Likewise, if an Entity of the AXA Group divests itself of a business or an operating unit to the benefit of a third party to the AXA Group at any time before the Settlement Date (including through an “outsourcing” transaction), the Beneficiaries belonging to this business or operating unit and transferred with it shall lose their Performance Shares without any right to indemnity, and consequently the right to receive AXA shares resulting from Performance Shares at the Settlement Date, as of the date of completion of such divestiture, unless AXA decides otherwise.

Un Bénéficiaire qui aura perdu ses Performance Shares dans les conditions décrites aux deux paragraphes qui précèdent ne pourra pas être restauré dans ses droits s’il est par la suite embauché par une entité du Groupe AXA, sauf décision contraire expresse d’AXA.

Should a Beneficiary lose his/her Performance Shares as described above, his/her rights will not be restored if the Beneficiary subsequently becomes employed by an AXA Group entity, unless AXA decides otherwise.

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

9.	REGIME SOCIAL ET FISCAL DES PERFORMANCE SHARES / SOCIAL AND TAX TREATMENT OF THE PERFORMANCE SHARES

Il est de la responsabilité du Bénéficiaire de se renseigner sur le régime applicable dans son (ses) pays de résidence fiscale tant au regard de la fiscalité qu’en matière de contributions sociales, au moment de l’attribution des Performance Shares, au moment de l’acquisition définitive de ses droits, au moment de la livraison des actions AXA, lors du paiement de dividendes et au moment de la vente des actions, afin de satisfaire à toutes les obligations de déclaration et de paiement d’impôts ou contributions sociales.

It is the responsibility of each Beneficiary to obtain up-to-date information on the social security and tax treatment applicable in the country(ies) where he/she is a tax resident at the time of the Performance Shares’ grant, vesting, at the time of the transfer of the AXA shares, upon payment of dividends and at the time of the sale of the shares, in order to comply with all reporting and tax or social contributions payment requirements.

Ni l’employeur du Bénéficiaire ni AXA ne pourront être contraints de payer ou de rembourser à quiconque un impôt ou une taxe de quelque nature dû par un Bénéficiaire au titre du Plan International de Performance Shares 2015, et ce quel que soit le lieu d’exigibilité.

Neither the employer of a Beneficiary nor AXA shall be obliged to pay or reimburse to any person whosoever any taxes payable by a Beneficiary in whatever jurisdiction under or in connection with the 2015 International Performance Shares Plan.

Sous réserve des dispositions prévues par le droit local et dans la mesure où cela n’aurait pas comme effet de soumettre le Bénéficiaire à une imposition, des pénalités ou des charges sociales complémentaires, si du fait de l’attribution d’actions, une société du Groupe doit s’acquitter d’impôts, de charges sociales ou de toutes autres taxes, pour le compte du Bénéficiaire, AXA se réserve le droit de retarder la livraison des actions et/ou d’en interdire la cession jusqu’à ce que le Bénéficiaire se soit acquitté de ces montants, ou ait pris les dispositions nécessaires pour leur paiement.

As permitted by local law and to the extent such action will not result in imposition of additional taxes, penalties or social charges on the Beneficiary, in the event that a Group company is required to pay taxes, social charges or any other governmental charges on behalf of any Beneficiary as a result of the grant of shares to such employee, AXA reserves the right to delay the transfer of the shares and/or to extend the Holding Period applicable to such shares until such Beneficiary has paid all such amounts, or made arrangements for payment.

Sous réserve des dispositions prévues par le droit local, la société employeur, AXA ou tout autre mandataire désigné à cet effet, pourra, le cas échéant (i) prélever les sommes dues par le Bénéficiaire sur ses éléments de rémunération ou (ii) céder tout ou partie des Actions livrées au Bénéficiaire et prélever sur le produit de cession le montant nécessaire pour permettre à la(les) société(s) employeur du Bénéficiaire, à AXA ou à tout autre mandataire désigné à cet effet de régler les impôts et/ou charges sociales dus par le Bénéficiaire.

To the extent such action will be permitted by local law, the employer, AXA or any agent appointed for such purpose may (i) withhold these amounts due by the Beneficiary from his/her remuneration or (ii) to sell all or part of the Shares delivered to the Beneficiary under the Plan and to withhold from the proceeds the amount necessary for the employer(s) of the Beneficiary, AXA or any agent appointed for such purpose to pay off the taxes and/or social security charges owed by the Beneficiary.

S’agissant des contribuables américains (résidant ou non aux Etats-Unis), le présent plan vise à se conformer aux dispositions de l’article 409A du Code des impôts américain prévues en matière de montants ou d’actions et doit dès lors être interprété conformément à cette intention. Les livraisons d’actions à effectuer en vertu du présent programme devront notamment être effectuées dans le délai prévu par l’article 409A et, en particulier, en cas de décès ou invalidité (tel que définie par l’article 409A) la livraison des actions dues en application du plan se fera automatiquement dans les 90 jours suivants l’événement. Plus généralement, aucune action qui serait incompatible avec l’intention de se conformer aux dispositions de l’article 409A ne pourrait être mise en œuvre. Ces dispositions prévalent sur toutes autres dispositions contraires du programme.

With respect to individuals who are U.S. Taxpayers (residing or not in the United States), the plan is intended to meet the requirements of Section 409A of the US Internal Revenue Code with respect to amounts or Shares, and shall be interpreted in accordance with that intent. In particular, deliveries of Shares to be made hereunder shall be made within the time provided for under Section 409A and, in particular, in the case of death or disability (as defined under Section 409A), delivery of the shares required to be delivered under the plan shall be made automatically within 90 days following the occurrence of such event. More generally, no action may be taken hereunder that would be inconsistent with the intent to comply with the requirements of Section 409A. This provision supersedes any provision of the program to the contrary.

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

10.	MAINTIEN DES DROITS DES BENEFICIAIRES / PRESERVING THE RIGHTS OF THE BENEFICIARIES

Si, avant la Date de Règlement, AXA réalise une ou plusieurs des opérations financières mentionnées ci-après susceptibles d’influer sur les droits des détenteurs des actions AXA, AXA pourra décider de prendre les mesures nécessaires à l’effet de préserver les droits des Bénéficiaires au titre des Performance Shares.

If, before the Settlement Date, AXA carries out certain financial operations that may impact the rights of the holders of the AXA shares, AXA may take necessary measures to preserve the rights of the Beneficiaries with respect to their Performance Shares.

Les opérations financières visées sont les suivantes :

a)	Emission de titres de capital ou de titres donnant droit à l’attribution immédiatement ou à terme de titres de capital comportant au profit des actionnaires un droit préférentiel de souscription ;

b)	Augmentation de capital par incorporation de réserves, bénéfices ou primes d’émission avec attribution gratuite d’actions, ainsi qu’en cas, soit de division, soit de regroupement des titres composant le capital ;

c)	Amortissement ou réduction de capital motivée par des pertes.

The financial operations concerned are the following:

a)	Issuance of shares or securities giving a claim on the Company’s share capital with a preferential subscription right offered to the shareholders;

b)	Capital increase by incorporation of reserves, profits or premiums by issuing free shares, as well as in case of either a split or a regrouping of the shares comprising the share capital;

c)	Amortization or reduction of the share capital attributable to losses.

Dans ce cadre, AXA pourra procéder à un ajustement du nombre de Performance Shares attribuées aux Bénéficiaires afin de tenir compte de l’incidence de l’opération financière considérée. Toute décision d’ajustement prise par AXA s’imposera de plein droit à l’ensemble des Bénéficiaires, sauf décision contraire d’AXA, sans que l’accord de ces derniers ne soit requis.

AXA may decide to proceed to an adjustment of the number of Performance Shares granted to the Beneficiaries in order to take into account the impact of the financial operation considered. Such decision made by AXA is mandatory for all Beneficiaries without prior approval of the Beneficiaries being required.

11.	REGLEMENTATION SUR LE DELIT D’INITIE ET LE MANQUEMENT D’INITIE / INSIDER TRADING REGULATIONS

Dans le cadre de leurs fonctions au sein du Groupe AXA, les Bénéficiaires peuvent être amenés à avoir accès de manière régulière ou ponctuelle à des informations privilégiées concernant AXA ou ses filiales.

Due to their position within the AXA group, the Beneficiaries may from time to time have access to privileged information regarding AXA or its subsidiaries.

Les titres AXA étant admis aux négociations sur le marché Euronext Paris, les Bénéficiaires sont soumis aux règles applicables à la détention et à l’exploitation d’une information privilégiée figurant dans le Code de Déontologie Professionnelle du Groupe AXA – notamment son Annexe C intitulée « Réglementation concernant la négociation de titres du Groupe AXA (« Règles concernant le délit d’Initié ») » – disponible notamment sur le site Internet du Groupe AXA : http://www.axa.com/lib/fr/uploads/docsref/deontologie/AXA_CodeDeontologie_2011b.pdf

AXA shares are listed on Euronext Paris and consequently the Beneficiaries are subject to the rules governing the holding and use of privileged information that are set forth in the AXA Group Compliance and Ethics Guide – notably Annex C thereof entitled “Policy statement on trading in AXA Group securities (“Insider trading policy”)” – available notably on the AXA website at: http://www.axa.com/lib/en/uploads/refdoc/compliance/AXA_ComplianceGuide_2011.pdf

Comme il est indiqué dans ce Code, la violation de cette réglementation peut entraîner des sanctions disciplinaires de la part d’AXA ainsi que des sanctions civiles et pénales lourdes (amende, peine d’emprisonnement …).

As indicated in this Guide, the violation of these rules may result in disciplinary sanctions by AXA as well as substantial civil and criminal penalties (fines, imprisonment…).

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

Il est donc recommandé aux Bénéficiaires souhaitant procéder à la cession de leurs actions AXA, de vérifier préalablement s’ils ne sont pas détenteurs d’informations privilégiées susceptibles de leur interdire toute opération sur le titre AXA.

It is therefore recommended to the Beneficiaries intending to sell their AXA shares to ensure that they are not in possession of privileged information that may result in a prohibition to trade AXA shares.

12. DONNEES PERSONNELLES / PERSONAL DATA PROTECTION

Pour les besoins de la mise en œuvre du présent Plan International de Performance Shares 2015, les entités du Groupe AXA concernées transmettent à AXA, en France, les informations personnelles suivantes, à jour au 19 juin 2015, concernant les Bénéficiaires, et pourront lui transmettre, le cas échéant, une actualisation de ces informations : nom, prénom, date et lieu de naissance (ville et pays de naissance ainsi que pour les Français, le département de naissance), adresse de résidence et employeur au sein du Groupe AXA.

The implementation of the 2015 International Performance Shares Plan requires that AXA Group entities transmit to AXA, in France, the following personal data concerning Beneficiaries: name, first name, date and place of birth (birth location and birth country, and for French employees only, the birth state code), personal address and employing entity within the AXA Group on June 19, 2015. Updates of such personal data may also be transmitted as the case may be.

Ces données feront l’objet d’un traitement informatique automatisé et seront accessibles aux seules personnes de la direction Global Compensation & Benefits d’AXA ayant en charge la gestion du programme et les prestataires qu’ils pourront mandater. Ces données pourront également être transmises à l’établissement bancaire auprès duquel les actions auxquelles les Performance Shares donnent droit seront conservées.

This data will be subject to automated data processing and will only be accessible by the persons of the AXA Global Compensation & Benefits department who manage the program and the service providers that they may engage. This data may also be transmitted to the bank where the Performance Shares will be registered.

Les Bénéficiaires ont un droit d’accès, de modification et de rectification aux informations les concernant qu’ils peuvent exercer en s’adressant à la Direction des Ressources Humaines de leur entité ou en se connectant au site Internet/Intranet My LTI :

(Intranet : https://peoplein.corp.intraxa/psp/HRPIPRD/EMPLOYEE/HRMS/?cmd=login&languageCd=FRA

Internet : https://peoplein.axa.com/psp/HRPIPRD/?cmd=login&languageCd=FRA ).

Beneficiaries have a right to access, modify and correct their personal data by contacting the Human Resources Department of their local entity or by logging into the Internet/Intranet website MyLTI:

(Intranet: https://peoplein.corp.intraxa/psp/HRPIPRD/EMPLOYEE/HRMS/?cmd=login&languageCd=FRA

Internet: https://peoplein.axa.com/psp/HRPIPRD/?cmd=login&languageCd=FRA ).

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

13. VALIDITE / VALIDITY

AXA peut être amené à modifier les règles existantes du présent Plan International de Performance Shares 2015, particulièrement en cas de nécessités législatives, réglementaires ou administratives. Toutefois, aucune modification ne pourra être apportée au présent règlement qui serait significativement défavorable aux Bénéficiaires sans leur accord préalable, sauf si cette modification est selon AXA requise ou souhaitable au regard de la loi ou de la réglementation applicable.

AXA may adjust the existing rules of the 2015 International Performance Shares Plan, in particular in case of legal, regulatory or administrative requirements. However, no modification which is significantly adverse to the Beneficiaries may be completed without their prior approval, unless such modification is according to AXA necessary or desirable under applicable laws or regulations.

Les nouvelles règles seront applicables dès leur date de communication aux Bénéficiaires.

New rules shall become effective as of the date of announcement to the Beneficiaries.

En cas de litige portant sur l’interprétation, la validité ou l’application du présent règlement, les parties concernées s’efforceront de trouver une solution amiable.

In the event of any dispute regarding the interpretation, validity or application of these rules, the relevant parties will strive to find an amicable solution.

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Plan International de Performance Shares AXA - 19 juin 2015
AXA International Performances Share Plan- June 19, 2015

ADDENDUM FOR AXA FINANCIAL PARTICIPANTS

The preceding pages of this document set forth the general rules of the 2015 International Performance Shares Plan. The rules have been modified for AXA Financial participants. The following Sections replace their corresponding Sections in the preceding pages for all AXA Financial participants.

7. CONTINUED SERVICE AND FINAL VESTING AND DELIVERY OF SHARES

Subject to the achievement of performance targets described above, the Performance Shares granted to each Beneficiary can be converted in AXA shares at the Settlement Date, only if the Beneficiary is still employed, has a current Qualifying Contract (as defined below in Section 8.3) or is a corporate officer of an AXA Group entity at Settlement Date, or if one of the exceptions described in Section 8 hereafter is applicable.

For the sake of clarity, the Performance Shares do not give Beneficiaries shareholder’s rights. However, after the Settlement Date, the AXA shares, delivered in settlement of the Performance Shares, allow Beneficiaries to benefit from all shareholders rights (payment of dividends, voting rights at the General Meeting of shareholders…).

AXA shares that are definitively vested and delivered in settlement of the Performance Shares will be registered on a securities bank account opened in the name of the Beneficiary with a custodian designated by AXA. The fees of this custodian will be borne by AXA, until AXA decides otherwise, and the Beneficiary may freely dispose of the shares.

8. RULES IN CASE OF DEPARTURE FROM THE AXA GROUP

As a general rule, in the case of the Beneficiary’s separation from service before the Settlement Date, such Beneficiary shall forfeit all his or her Performance Shares on the Beneficiary’s last day of service, unless AXA decides otherwise or unless otherwise provided under this Section 8.

In the case of a Beneficiary: (a) whose employment is job eliminated under the company’s severance plan, (b) who forfeits his or her Performance Shares as of the last day of his or her notification period and (c) who is rehired as a full-time employee or a benefits-eligible financial professional by AXA Financial, Inc. or one of its subsidiaries within 60 days of the last day of his or her notification period but prior to the Settlement Date, the Beneficiary shall be treated as if his or her original employment had continued and not been interrupted and his or her Performance Shares shall be deemed to have continued to vest during such period; provided, however, that upon rehire such Beneficiary’s Performance Shares shall be subject to the same terms and conditions (including vesting and forfeitures) of the Plan as other Performance Shares are subject to under this Plan.

In the case of a Beneficiary whose employment or Qualifying Contract is involuntarily terminated and who is eligible to retire (as defined below in Section 8.3) as of his or her last day of service (or on or prior to the day after the last day of any severance period or terminal leave of absence in the case of a job elimination), such Beneficiary shall be treated as if he or she continued to perform services for the AXA Group until the Settlement Date; provided, however, that in the event of the Beneficiary’s death prior to the Settlement Date, the provisions of Section 8.1 shall apply to the settlement of the Performance Shares of the Beneficiary.

8.1 Death before the Settlement Date

In the case of a Beneficiary’s death before the Settlement Date, the heirs of the Beneficiary will be entitled to the settlement of a certain number of Performance Shares granted to the Beneficiary hereunder. The number of Performance Shares that will be settled to the Beneficiary’s heirs will be calculated based on (i) a Performance Shares Conversion Rate equal to 1.3 if the Beneficiary’s death occurs during the Performance Period, or (ii) the actual Performance Shares Conversion Rate if the Beneficiary’s death occurs between the end of the Performance Period and the Settlement Date of the Performance Shares. The Performance Shares will be settled in AXA shares and paid to the Beneficiary’s heirs within 90 days following the Beneficiary’s death, net of any applicable tax withholding.

8.2 Disability before the Settlement Date

In the case of a Beneficiary’s disability before the Settlement Date, the Beneficiary’s Performance Shares will be settled to him or her within 90 days following the date the Beneficiary becomes disabled. In order to be deemed disabled, a Beneficiary must meet the requirements to be deemed disabled under Treasury Regulations Section 1.409A-3(i)(4) promulgated under Section 409A of the United States Internal Revenue Code, as amended from time to time (the “Code”) and must be unable to practice any profession whatsoever.

The number of Performance Shares that will be settled to the Beneficiary will be calculated based on (i) a Performance Shares Conversion Rate equal to 1.3 if the disability occurs during the Performance Period or (ii) the actual Performance Shares Conversion Rate if the disability occurs between the end of the Performance Period and the Settlement Date.

8.3 Retirement before the Settlement Date

In the case of a Beneficiary’s retirement prior to the Settlement Date, such Beneficiary shall continue to be entitled to the settlement of his or her Performance Shares in accordance with Section 7 as if he or she continued to perform services for the AXA Group until the Settlement Date; provided, however, that in the event of the Beneficiary’s death prior to the Settlement Date, then the provisions of Section 8.1 shall apply to the settlement of the Performance Shares of the Beneficiary.

For purposes of this Section 8.3:

(a) - “retirement” means the termination of a Beneficiary’s employment with AXA Financial, Inc. or any of its subsidiaries on or after the Beneficiary’s early retirement age or normal retirement age as such terms are defined in any retirement plan maintained by AXA Financial, Inc. or any of its subsidiaries;

(b) - a retail sales force manager’s employment will not be deemed to terminate so long as he or she maintains an insurance sales agent’s contract with a general agent subsidiary of AXA Financial, Inc. (a “Qualifying Contract”); and

(c) - a retail sales force manager will be deemed to have retired if his or her Qualifying Contract terminates after he or she becomes eligible for retirement.

8.4 Divestiture of the employer by AXA

In the event that a company or an organization (an “Entity”) ceases to belong to the AXA Group prior to the Settlement Date, each Beneficiary of such Entity shall forfeit all of his or her Performance Shares on the date of the closing of the transaction by which the Entity no longer belongs to the AXA Group, unless AXA decides otherwise.

Likewise, if an Entity of the AXA Group sells a business or an operating unit to a buyer unrelated to the AXA Group at any time prior to the Settlement Date (including through an “outsourcing” transaction), each Beneficiary of the sold business or operating unit, who is transferred with such business or operating unit, shall forfeit all of his or her Performance Shares on the date of the closing of such sale, unless AXA decides otherwise.

These rights to Performance Shares will not be restored if such Beneficiaries are subsequently rehired by an AXA Group entity, unless AXA decides otherwise.

9. SOCIAL AND TAX TREATMENT OF THE PERFORMANCE SHARES

It is the responsibility of each Beneficiary to obtain up-to-date information on the social security and tax treatment applicable in the country(ies) where he/she is a tax resident at the time of: (a) the Performance Shares’ grant and vesting, (b) the transfer of the AXA shares, (c) the payment of any dividends and (d) the sale of the shares, in order to comply with all reporting and tax or social contributions payment requirements.

Neither the employer of a Beneficiary nor AXA shall be obliged to pay or reimburse any person for any taxes payable by a Beneficiary in any jurisdiction under, or in connection with, the Plan.

To the extent permitted by local law, the employer of a Beneficiary, an AXA Financial, Inc. subsidiary, AXA or any agent appointed by the employer, subsidiary or AXA may (i) withhold amounts from a Beneficiary’s remuneration or (ii) sell all or part of the Shares to be delivered to the Beneficiary under the Plan in order to pay for applicable withholding taxes.

It is intended that this Plan shall comply with the provisions of Section 409A of the Code (“Section 409A”) and the Treasury regulations relating thereto so as not to subject any Beneficiary to the payment of interest and penalties under Section 409A. In furtherance of this intent, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Section 409A would result in any Beneficiary being subject to payment of additional income taxes or interest or penalties under Section 409A, this Plan will be amended to maintain to the maximum extent practicable the original intent of the Plan while avoiding the application of such taxes or interest or penalties under Section 409A. Notwithstanding the foregoing, the company makes no guarantee of any foreign, federal, state or local tax consequences with respect to the interpretation of Section 409A and its application to the terms of this Plan and the company shall have no liability for any adverse tax consequences of any Beneficiary as a result of any violation of Section 409A.

14. HEDGING OF AWARDS

Under the AXA Financial Insider Trading Policy, you may not engage at any time in any transaction designed to hedge the value of any equity-based compensation awards, including your Performance Shares, or the securities underlying those awards – including, without limitation, any transaction involving the use of derivative instruments to limit the downside risk or put a “collar” around the value of such awards. This restriction applies from the date of grant until the date the Performance Shares are settled or forfeited.